We hope you and your loved ones are safe. We are writing to provide you with a preliminary performance update on Golub Capital BDC 3, Inc. ("we", "us", "our", "GBDC 3" or the "Company") for the quarter ended September 30, 2020 in light of the evolving economic impact from COVID-19.

Set forth in the table below are certain preliminary estimates of the Company's financial condition and results of operations as of and for the three months ended September 30, 2020. These estimates are subject to the completion of financial closing procedures and are not a comprehensive statement of the Company's financial results as of and for the three months ended September 30, 2020. Actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that financial quarterly results as of and for the three months ended September 30, 2020 are finalized. These preliminary estimates have been prepared by, and are the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary estimates, and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

"GBDC 3 expects strong earnings for the quarter ended September 30, 2020," said David B. Golub, Chief Executive Officer of GBDC 3. "Our portfolio companies—including those in COVID 19-impacted industry sectors—generally continue to perform better than we expected."

PRELIMINARY ESTIMATES OF CERTAIN FINANCIAL RESULTS

| | Estimated Ranges as of and for the Three Months Ended September 30, 2020 | |
|---|---|---|
| Earnings Per Share | $ 0.44 | $ 0.58 |
| Net Investment Income Per Share | 0.26 | 0.30 |
| Net Realized/Unrealized Gain Per Share | 0.18 | 0.28 |
| | | |
| Actual Net Asset Value per Share as of June 30, 2020 | $ 14.68 | $ 14.68 |
| Earnings Per Share for the Three Months Ended September 30, 2020 | 0.44 | 0.58 |
| Dividend Per Share Paid on August 21, 2020 | (0.22) | (0.22) |
| Net Asset Value per Share | $ 14.90 | $ 15.04 |

GBDC 3 continues to have substantial liquidity and investment capacity with over $800 million of cash, uncalled equity commitments and borrowing capacity[1] as of September 30, 2020. As of September 30, 2020, the Company was in compliance with all covenants under its revolving credit facilities. Finally, as of September 30, 2020, GBDC 3 had no investments on non-accrual status, as the Company's only non-accrual investment as of June 30, 2020 was restructured and returned to accrual status.

[1] Borrowing capacity includes remaining commitments on existing credit facilities plus incremental leverage capacity. Incremental leverage capacity is based on total equity subscriptions multiplied by a target debt-to-equity ratio of 0.85x, less total commitments on existing credit facilities.

GBDC 3 will send its financial results for the fiscal quarter ended September 30, 2020 to stockholders via e-mail on December 14, 2020. In addition, GBDC 3 will host an earnings conference call at 1:00 p.m. (Eastern Time) on Tuesday, December 15, 2020 to discuss its quarterly financial results. All interested stockholders may participate in the conference call by dialing (800) 734-8592 approximately 10-15 minutes prior to the call. International callers should dial + 1 (212) 231-2910. Participants should reference Golub Capital BDC 3, Inc. when prompted. An archived replay of the call will be available shortly after the call until 1:00 p.m. (Eastern Time) on January 15, 2021. To hear the replay, please dial (800) 633-8284. International dialers, please dial +1 (402) 977-9140 to hear the replay. For all replays, please reference program ID number 21970460. Stockholder investment summaries will be provided to stockholders shortly after the earnings call.

FORWARD-LOOKING STATEMENTS

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC 3, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Communications
312.205.5220
ic@golubcapital.com